Exhibit 5.1

May 26, 2016

TTM Technologies, Inc.

1665 Scenic Avenue

Suite 250

Costa Mesa, California 92626

Re:	Registration Statement on Form S-8 to be Filed by TTM Technologies, Inc.

Ladies and Gentlemen:

We have acted as counsel for TTM Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about June 1, 2016, regarding the registration under the Securities Act of 1933, as amended (the “Act”) of an additional 5,000,000 shares of the Company’s common stock, par value $.01 per share (the “Shares”) issuable pursuant to the TTM Technologies, Inc. 2014 Incentive Compensation Plan (as amended, the “Plan”).

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including by facsimile or other electronic transmission). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) the issuance of the Shares will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board (“Board Action”), in accordance with the Company’s Restated Certificate of Incorporation, as amended, the Company’s Fourth Amended and Restated By-Laws, as amended, and applicable Delaware law, and in a manner that does not violate any law, government, or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the Shares; (ii) at the time of the issuance of the Shares, the Registration Statement will have become effective under the Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) the Shares will be delivered in accordance with the terms of the applicable Board Action authorizing their issuance, the Plan and the authorized forms of stock option, restricted stock or other applicable award agreements thereunder (the “Award Agreements”); and (iv) the Company will remain a Delaware company.

This opinion letter is based as to matters of law solely on the applicable provisions of the laws of the State of Delaware (but not including any laws, statutes, ordinances, administrative decisions, rules, or regulations of any political subdivision below the state level). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein).

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares will be, when issued or delivered and sold in accordance with the Plan and the Award Agreements, validly issued, fully paid and nonassessable, provided that the consideration for the Shares is at least equal to the stated par value thereof.

The opinions expressed above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, or other laws affecting creditors’ rights

(including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers, and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability, and materiality (regardless of whether the Shares are considered in a proceeding in equity or at law).

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect the registration of the Shares under the Act. In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Polsinelli PC